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As filed with the Securities and Exchange Commission on October 11, 2006

U.S. SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
PURSUANT TO SECTION 12(b) OR 12(g) OF THE
SECURITIES EXCHANGE ACT OF 1934

GRANAHAN MCCOURT ACQUISITION CORPORATION
(Exact name of registrant as specified in its charter)

DELAWARE (State of incorporation or organization)	02-0761911 (I.R.S. Employer Identification No.)
179 STONY BROOK ROAD HOPEWELL, NEW JERSEY (Address of principal executive offices)	08525 (Zip Code)

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), please check the following box. ☒
If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A. (d), please check the following box. ☐
Securities Act registration statement file number to which this form relates:	333-136048 (if applicable)

        Securities to be registered pursuant to Section 12(b) of the Act:

Title of Each Class to be Registered	Name of Each Exchange on which Each Class is to be Registered
Units	American Stock Exchange
Common Stock, $0.0001 par value	American Stock Exchange
Warrants	American Stock Exchange

        Securities to be registered pursuant to Section 12(g) of the Act:

        None.

ITEM 1. DESCRIPTION OF REGISTRANT'S SECURITIES TO BE REGISTERED.

        The securities to be registered hereby are the units, common stock and warrants of Granahan McCourt Acquisition Corporation (the "Company"). The description of the units, the common stock and the warrants, contained in the section entitled "Description of Securities" in the Prospectus included in the Company's registration statement on Form S-1 (File No. 333-136048), as amended from time to time (the "Registration Statement"), is hereby incorporated by reference herein. Any form of prospectus or prospectus supplement to the Registration Statement that includes such descriptions and that are subsequently filed are hereby also incorporated by reference herein.

ITEM 2. INDEX TO EXHIBITS.

EXHIBIT NO.	DESCRIPTION
3.1	Third Amended and Restated Certificate of Incorporation.***
3.2	Bylaws.*
4.1	Specimen Unit Certificate.***
4.2	Specimen Common Stock Certificate.**
4.3	Specimen Warrant Certificate.***
4.4	Form of Warrant Agreement between Continental Stock Transfer & Trust Company and the Registrant.***
4.5	Form of Unit Purchase Option to be granted to Deutsche Bank Securities Inc.***

*
Incorporated by reference from the Company's Registration Statement on Form S-1, which was initially filed with the Securities and Exchange Commission on July 26, 2006.

**
Incorporated by reference from Amendment Number 2 to the Company's Registration Statement on Form S-1, which was initially filed with the Securities and Exchange Commission on September 11, 2006.

***
Incorporated by reference from Amendment Number 3 to the Company's Registration Statement on Form S-1, which was initially filed with the Securities and Exchange Commission on September 28, 2006.

[Remainder of Page Intentionally Left Blank]

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SIGNATURE

        Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

Dated: October 10, 2006	GRANAHAN MCCOURT ACQUISITION CORPORATION
	By:	/s/ David C. McCourt
Name: David C. McCourt
Title: President, Chief Executive Officer and Chairman

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